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                                                                    EXHIBIT 99.4

                                     AVIRON
                            STOCK OPTION GRANT NOTICE
                   (OUTSIDE OF THE 1996 EQUITY INCENTIVE PLAN)

AVIRON (the "Company") hereby grants to Optionholder a nonstatutory stock option to purchase the number of shares of the Company's common stock (the "Shares") set forth below. This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This option is not subject to, and is granted outside of the Company's 1996 Equity Incentive Plan. This option is subject to all of the terms and conditions as set forth herein and in Attachments I and II, which are incorporated herein in their entirety.

Optionholder:              C. Boyd Clarke
Date of Grant:             December 6, 1999
Shares Subject to Option:  475,144
Exercise Price Per Share:  $16.750
Expiration Date:           December 5, 2009

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                                VESTING SCHEDULE

24% of the Shares shall vest on the first anniversary of the Date of Grant. 2% of the Shares shall vest monthly thereafter.
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PAYMENT: Payment of the option exercise price may be made in cash, check or any other method provided in the Stock Option Agreement.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice and the Stock Option Agreement. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice and the Stock Option Agreement set forth the entire understanding between Optionholder and the Company regarding the acquisition of Shares pursuant to the option and supersedes all prior oral and written agreements on that subject with the exception of the following agreements only:

        OTHER AGREEMENTS:   Offer Letter dated November 22, 1999
                            Executive Severance Benefits Agreement


AVIRON                                 OPTIONHOLDER

By:
   ----------------------------        ------------------------------
            Signature

Title:
       ----------------------
Date:
      -----------------------

Attachment I:         Stock Option Agreement
Attachment II:        Notice of Exercise


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                                     AVIRON
                           STOCK OPTION GRANT NOTICE
                   (OUTSIDE OF THE 1996 EQUITY INCENTIVE PLAN)

AVIRON (the "Company") hereby grants to Optionholder a nonstatutory stock option to purchase the number of shares of the Company's common stock (the "Shares") set forth below. This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This option is not subject to, and is granted outside of the Company's 1996 Equity Incentive Plan. This option is subject to all of the terms and conditions as set forth herein and in Attachments I and II, which are incorporated herein in their entirety.

Optionholder:              C. Boyd Clarke
Date of Grant:             December 6, 1999
Shares Subject to Option:  100,000
Exercise Price Per Share:  $16.750
Expiration Date:           December 5, 2009

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                                VESTING SCHEDULE

100% of the Shares shall vest on the date that FDA approves FluMistTM. Notwithstanding the foregoing, 100% of the Shares shall vest no later the fifth
(5th) anniversary of the Date of Grant.
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PAYMENT: Payment of the option exercise price may be made in cash, check or any other method provided in the Stock Option Agreement.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice and the Stock Option Agreement. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice and the Stock Option Agreement set forth the entire understanding between Optionholder and the Company regarding the acquisition of Shares pursuant to the option and supersedes all prior oral and written agreements on that subject with the exception of the following agreements only:

        OTHER AGREEMENTS:   Offer Letter dated November 22, 1999
                            Executive Severance Benefits Agreement


AVIRON                                 OPTIONHOLDER

By:
   ----------------------------        ------------------------------
            Signature

Title:
       ----------------------
Date:
      -----------------------

Attachment I:         Stock Option Agreement
Attachment II:        Notice of Exercise

                                     AVIRON
                             STOCK OPTION AGREEMENT

     Pursuant to the Grant Notice and this Stock Option Agreement, Aviron (the "Company") has granted you an option to purchase the number of shares of the Company's common stock ("Shares") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

     This option is granted in connection with and in furtherance of the Company's compensatory benefit policy for the Company's employees (including officers), directors or consultants.

     The details of this option are as follows:

     1. VESTING. Subject to the limitations contained herein, this option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. For purposes of this Option Agreement, Continuous Service shall mean that your service with the Company or an affiliate of the Company, whether as an employee, director or consultant, is not interrupted or terminated. Furthermore, your Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which you render service to the Company or an affiliate as an employee, director or consultant or a change in the entity for which you render such service, provided that there is no interruption or termination of your Continuous Service. For example, a change in status from an employee to a consultant will not constitute an interruption of Continuous Service. The Board of Directors of the Company (the "Board"), in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     2. METHOD OF PAYMENT. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of this option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under the following alternatives, (i) provided that at the time of exercise the Company's stock is publicly traded and quoted regularly in The Wall Street Journal: payment by delivery of already-owned Shares, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Shares shall be valued at their fair market value on the date of exercise, or (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

     3.   WHOLE SHARES. This option may be exercised only for whole Shares.


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     4.   TERM. The term of this option commences on the Date of Grant and expires upon the earliest of:

          (a)  the tenth (10th) anniversary of the Date of Grant;

          (b) eighteen (18) months after your death, if you die while an employee, director or consultant of the Company or within three (3) months after termination of your Continuous Service;

          (c) twelve (12) months after the termination of your Continuous Service due to your permanent and total disability (for purposes of this agreement, disability means your inability, in the opinion or a qualified physician acceptable to the Company, to perform the major duties of your position with the Company because of your sickness or injury); or

          (d) three (3) months after the termination of your Continuous Service for any reason other than death or disability.

     5.   EXERCISE.

          (a) You may exercise the vested portion of this option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising this option you agree that:

               (i) As a condition to any exercise of this option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise; or (3) the disposition of Shares acquired upon such exercise.

               (ii) Regardless of whether the offer and sale of Shares subject to this option have been registered under the Securities Act of 1933, as amended (the "1933 Act") or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if in the judgment of the Company and its counsel such restrictions are necessary or desirable in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state or any other law.

     6. TRANSFERABILITY. Your option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company, to your "family members" as that term is defined in the instructions to Form S-8 Registration Statement under the Securities Act ("Form S-8"). The term "family member" is defined in the instruction


                                       2.
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to Form S-8 to mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, nieces, nephews and includes adoptive relationships, as well as, former spouses, persons sharing your household (other than a tenant or employee) and specified family trusts, foundations and other entities. Your option is exercisable during your life only by you or a transferee satisfying the above-stated conditions. The right of a transferee to exercise the transferred portion of your option after termination of your Continuous Service shall terminate in accordance with your right to exercise your option as specified in your option. In the event that your Continuous Service terminates due to your death, your transferee will be treated as a person who acquired the right to exercise your option by bequest or inheritance. In addition to the foregoing, the Company may require, as a condition of the transfer of your option to a trust or by gift, that your transferee enter into an option transfer agreement provided by, or acceptable to, the Company. The terms of your option shall be binding upon your transferees, executors, administrators, heirs, successors, and assigns. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     7. CAPITALIZATION ADJUSTMENTS. If any change is made in the Shares subject to this option without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the option will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such option. Such adjustments shall be made by the Board of Directors of the Company, determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     8.   CHANGE OF CONTROL. In the event of a Change of Control as defined in
Section 6.4 of the Executive Severance Benefits Agreement entered into between you and the Company (the "Executive Severance Benefits Agreement"), then any surviving corporation or acquiring corporation shall assume your Option or shall substitute a similar option (including an option to acquire the same consideration paid to the stockholders in the transaction described in the definition of Change in Control in Section 6.4 of the Executive Severance Benefits Agreement). In the event any surviving or acquiring corporation refuses to assume your Option or to substitute a similar option, then the vesting of your Option (and, if applicable, the time during which your Option may be exercised) shall be accelerated in full, and your option shall terminate if not exercised at or prior to the Change in Control. If you are terminated pursuant to a Covered Termination as defined in Section 6.6 of the Executive Severance Benefits Agreement, your option is subject to accelerated vesting in accordance with the provision of the Executive Severance Benefits Agreement.


                                       3.


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     9.   PURCHASE FOR INVESTMENT; RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION.
Unless the Shares to be issued upon exercise of your option have been effectively registered under the 1933 Act, the Company shall be under no obligation to issue any Shares covered by the option unless the person who exercises such option, whether such exercise is in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the Shares issued to him or her pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if Shares are issued without such registration a legend to this effect may be endorsed on the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any Shares with respect to which an option shall have been exercised, or to qualify any such Shares for exemption from the 1933 Act or other applicable statutes, then the Company shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

     10. OPTION NOT AN EMPLOYMENT CONTRACT. This option is not an employment contract, and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. The Company may terminate your employment at any time, for any reason or no reason, with or without cause, and with or without notice.

     11. NOTICES. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     12. CHOICE OF LAW. This option shall be governed by, and construed in accordance with the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

     13. GOVERNING AUTHORITY. This option is subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted by the Company. This authority shall be exercised by the Board, or by a committee of one or more members of the Board in the event that the Board delegates its authority to a committee. The Board, in the unilateral exercise of this authority, may correct any defect, omission or inconsistency in this option in a manner and to the extent the Board shall deem necessary or desirable to make this option fully effective. References to the Board anywhere in this agreement also include any committee appointed by the Board to administer and interpret this


                                       4.
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option. Any interpretations, amendments, rules and regulations promulgated by the Board shall be final and binding upon the Company and its successors in interest as well as you and your heirs, assigns, and other successors in interest.

Dated the 6th day of December, 1999.

Very truly yours,

AVIRON

By:
    ----------------------
    J. Leighton Read, M.D.
    Chairman of the Board


                                       5.

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                               NOTICE OF EXERCISE

Aviron
297 N. Bernardo Avenue
Mountain View, CA 94043                       Date of Exercise: ________________

Ladies and Gentlemen:

     This constitutes notice under my nonstatutory stock option that I elect to purchase the number of shares for the price set forth below.

         Stock option dated:                                           December 6, 1999

         Number of shares as to which option is exercised:             ______________

         Certificate to be issued in name of:                          ______________

         Total exercise price:                                         $_____________

         Cash payment (or check) delivered herewith:                   $_____________

         Value of ______ shares of Aviron common stock
         delivered herewith:                                           $_____________

         Pursuant to a "same day sale" program
         developed under Regulation T as
         promulgated by the Federal Reserve Board:                     See form attached

     By this exercise, I agree to provide such additional documents as you may reasonably require. I understand that my right to receive the shares otherwise issuable to me upon the exercise of the option is contingent upon my satisfaction of these requirements.

     I hereby make the following statements with respect to the shares of common stock (the "Shares"), which are being acquired by me for my own account upon this exercise of the option as set forth above:

     I acknowledge and agree that as a condition to this exercise of the option, the Company may require me to enter an arrangement providing for the payment by me to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of the option;

(2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise; or (3) the disposition of Shares acquired upon such exercise.

     I further acknowledge and agree that regardless of whether the offer and sale of Shares subject to the option have been registered under the Securities Act of 1933, as amended (the "1933 Act") or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates) if in the judgment of the Company and its counsel such restrictions are necessary or desirable in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state or any other law.



                                Very truly yours,




                                ----------------------------


                                       2.